Exhibit 10.2

CONVERTIBLE LOAN AGREEMENT

THIS CONVERTIBLE LOAN AGREEMENT (this “Agreement”) is made as of the 29th day of September, 2023 (“Effective Date”), by and between Sai Traders, having an address at 3rd Floor, ALTIUS, 1, OLYMPIA TECHNOLOGY PARK, Guindy, SIDCO Industrial Estate, Chennai, Tamil Nadu 600032 (“Lender”), and Koligo Therapeutics, Inc., a Kentucky corporation., of 2113 State Street New Albany, IN 47150 and wholly-owned subsidiary of Orgenesis Inc. ( “Borrower”) (Lender, together with Borrower, each a “Party” and together, the “Parties”).

WHEREAS, Lender desires to provide financing by way of a loan to the Borrower to be used by the Borrower for working capital and ongoing operations, and the Borrower desires to receive such financing to be used by the Borrower for working capital and ongoing operations;

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, and other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree as follows:

1. Funding. Lender will provide financing in form of a convertible loan under the terms of this Agreement in the amount of up to Twenty Five Million US Dollars ($25,000,000) (the “Convertible Loan”) in accordance with the terms hereof. The Borrower shall accept such funding and shall use the proceeds for working capital and on-going operations. The Convertible Notes shall consist of an Initial Installment of One Million Five Hundred US Dollars ($1,500,000) (“Initial Installment”), and at the election of the Borrower thereafter while the Convertible Notes remain outstanding, Borrower may issue up to Twenty Three Million Five Hundred US Dollars ($23,500,000) in an additional Convertible Loan (“Subsequent Installments”).

2. Loan; Closing.

(a) Terms of Loan. The Lender shall lend the Convertible Loan to the Borrower, and the Borrower shall borrow the Convertible Loan from the Lender. The Convertible Loan or parts thereof of principal outstanding at any time shall bear simple interest at the rate of ten percent (10%) per annuum (based upon a 365-day year). Unless otherwise converted into equity pursuant to the terms of this Agreement, all outstanding principal borrowings of the Convertible Loan, and all accrued but unpaid interest thereon (collectively, the “Outstanding Amount”), shall become due and payable on December 1, 2027 (the “Maturity Date”) without any action required from the Lender. If requested by the Borrower, the Maturity Date may be extended by the Lender in the Lender’s sole and absolute discretion and any such extension(s) shall be in writing signed by both Parties. The Outstanding Amount under this Convertible Loan may be prepaid by the Borrower in whole or in part at any time without penalty.

(b) The Closing. At the closing of the Initial Installment, and any and each Subsequent Installment, the Lender and the Borrower shall each deliver a fully executed version of this Agreement to the other Party (the “Closing”). Within 2 days after the Closing, the Lender shall transfer the Convertible Loan by wire to the bank account of the Borrower in accordance with wiring instructions provided by the Borrower to the Lender prior to the Closing and detailed below in Section 10(g).

3. Use of Proceeds. The Borrower shall use the Convertible Loan to fund the working capital and ongoing operations (“Purpose”). Borrower may also be subject to a three percent (3%) fee on each such transfer or proceeds from Lender to Borrower (“Transfer Fee”).

4. Events of Default.

(a) The following shall constitute events of default (each an “Event of Default”):

i. filing of a petition in bankruptcy or the commencement of any proceedings under any bankruptcy laws by or against the Borrower, which filing or proceeding is not dismissed within ninety (90) days after the filing or commencement thereof, or if the Borrower shall completely cease or suspend the conduct of its usual business or if the Borrower shall become, , insolvent and admits in writing that it is unable to pay its debts or liabilities as they fall due;

ii. breaches any material covenant by the Borrower (other than a payment covenant) which is not cured within 30 days of receipt of written notice of such breach;

iii. an order, judgment or decree shall be entered, without the application, approval or consent of the Borrower by any court of competent jurisdiction, approving a petition seeking reorganization of the Borrower or appointing a receiver, trustee or liquidator of the Borrower or of all or a substantial part of its assets, and such order, judgment or decree shall continue unstayed and in effect for any period of ninety (90) consecutive days;

iv. Borrower fails to repay principal when due or interest and such failure continues for ten business days of the Borrower’s receipt of written notice from the Lender; and

v. Borrower breaches any representation or warranty under this Agreement in any material respect.

(b) If, at any time, an Event of Default shall occur, all obligations under this Agreement shall become immediately due and payable without presentment, demand or protest, all of which are hereby waived by the Borrower.

5. Representations and Warranties. The Borrower represents and warrants to the Lender (and to the extent identified below, the Lender represents and warrants to the Borrower) as follows:

(a) The Borrower is duly formed, validly existing and in good standing under the laws of Kentucky. The Borrower has full power and authority to consummate the transactions contemplated hereunder, and the consummation of such transactions and the performance of this Agreement by the Borrower does not violate the provisions of any applicable law, and will not result in any material breach of, or constitute a material default under any agreement or instrument to which the Borrower is a party or under which the Borrower is bound.

(b) The execution and performance of this Agreement by the Borrower has been duly authorized by all necessary actions. This Agreement has been duly executed and delivered by the Borrower and the Lender and this Agreement is the legal, valid, and binding obligation of the Borrower and the Lender, and is fully enforceable against the Borrower and the Lender according to its terms.

(c) All of the shares of the Borrower after its establishment to be issued to the Lender upon the conversion of the amounts outstanding of the Convertible Loan shall be, when issued, duly authorized, validly issued, fully paid, non-assessable free and clear of all liens, pledges, security interests, charges and encumbrances.

(d) There is no existing lien, encumbrance, security interest, indebtedness, mortgage or third-party rights of any kind that are, or could be, ranked senior in nature to the amounts outstanding of the Convertible Loan other than any lien arising by operation of law.

(e) The securities and shares of Common Stock of Orgenesis Inc. issuable upon conversion hereunder are being acquired for the Lender’s own account, not as nominee or agent, and not with a view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the 1933 Act.

(f) The Lender has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in connection with the transactions contemplated in this Agreement. Such Lender has, in connection with its decision to purchase the securities hereunder, relied only upon the representations and warranties contained herein. Further, each Lender has had such opportunity to obtain additional information and to ask questions of, and receive answers from, the Borrower, concerning the terms and conditions of the investment and the business and affairs of the Borrower, as such Lender considers necessary in order to form an investment decision.

(g) The Lender is an “accredited investor” as such term is defined in Rule 501(a) of the rules and regulations promulgated under the 1933 Act. The Lender is not purchasing the securities hereunder as a result of any advertisement, article, notice or other communication regarding the securities published in any newspaper, magazine or similar media or broadcast over the television or radio or presented at any seminar or any other general solicitation or general advertisement.

6. Conversion.

(a) At the option of the Lender, at the Maturity Date or at any time and from time to time, the Outstanding Amount shall be convertible, in whole or in part, into the number of shares of Common Stock of Orgenesis Inc., the parent company of Koligo Therapeutics Inc., equal to the quotient obtained by dividing (x) the Outstanding Amount by (y) the Conversion Price. The “Initial Installment Conversion Price” for the Outstanding Amount relating to the Initial Installment shall be a price per share of Common Stock equal to $2.50; subject to proportional adjustment in the event of a Common Stock share-split. He “Subsequent Installment Conversion Price” for the Outstanding Amount relating to the Subsequent Installment(s) shall be a price per share of Common Stock equal to $3.50; subject to proportional adjustment in the event of a Common Stock share-split. The Lender may effect one or more conversions by delivering to the Borrower a written notice (each, a “Notice of Conversion”), specifying therein the Outstanding Amount and accrued interest, if any, to be converted, and the date on which such conversion shall be effected (such date, the “Conversion Date”). If no Conversion Date is specified in a Notice of Conversion, the Conversion Date shall be the date that such Notice of Conversion is deemed delivered hereunder. Following the applicable Conversion Date, a Conversion completed pursuant to this Section 2(a)(i) shall have the effect of reducing the Outstanding Amount in amount equal to the Convertible Loan set forth in the corresponding Notice of Conversion. Lender agrees that it shall not deliver a Notice of that upon effect results in the holder to beneficially own more than 19.99% of the then outstanding shares of Orgenesis Inc. Common Stock. For the avoidance of doubt, the Borrower may reject or modify, upon mutual agreement of Borrower and Lender, a Notice of Conversion duly delivered by the Lender if such conversion would result in the Lender to beneficially own more than 19.99% of the then outstanding shares of Orgenesis Inc. Common Stock. The Parties shall maintain records showing the total Outstanding Amount converted and the date of each such Conversion.

(b) Lender may elect to, instead of the conversion of the Outstanding Amount as per section 6(a) into Common shares of Orgenesis Inc, convert the entire Outstanding Amount into the securities of Borrower pursuant to a the first issuance of equity of the Borrower under which the Borrower raises at least $5,000,000 in gross proceeds (“Qualified Financing”) at a price per share equal to seventy five percent (75%) of the price per share paid for each share of the equity securities purchased for cash by the investors in such a Qualified Financing. The equity issued upon said conversion shall have all preferential and associated rights with the highest class of equity issued in such Qualified Financing. In the event of the Borrower being listed on a public securities exchange, Lender shall have the option to submit a Notice of Conversion to convert the Outstanding Amount at a 25% premium to the volume weighted average price of the Borrower’s equity over the preceding five (5) days as reported by Bloomberg (“5-Day VWAP”), provided that any such conversion shall not result in the Lender to beneficially own more than 19.99% of the then beneficial shares of the Borrower. In the event of an acquisition of the Borrower (“Acquisition”), prior to the closing of such acquisition, Lender shall have the option to convert outstanding principal and accrued interest into equity securities of the Borrower at a price equivalent to seventy five percent (75%) of the price paid by such buyer to acquire the Borrower. Borrower shall provide notice to Lender in anticipation of such Qualified Financing at least five (5) days prior to the closing of such Qualified Financing or Acquisition.

(c) Upon the conversion pursuant to Section 6(a) above, the rights of repayment of the Outstanding Amount shall be extinguished, and the Lender shall surrender this Agreement. As soon as practicable the Borrower into whose shares the Outstanding Amount is converted, shall issue and deliver to the Lender a capital contribution certificate.

(d) The shares issued upon conversion of the Outstanding Amount, free from preemptive rights or any other actual contingent purchase rights of persons other than the Lender.

(e) The conversion of the Outstanding Amount into equities shall be made without charge to the Lender for any documentary stamp or similar taxes upon conversion.

(f) The Lender understands that the securities of Borrower or shares of Common Stock of Orgenesis Inc., as applicable, issuable upon conversion of the Outstanding Amount will be “restricted securities” within the meaning of Rule 144 under the Securities Act of 1933, as amended (the “1933 Act”) and may not be sold, pledged, assigned or transferred and must be held indefinitely in the absence of (i) an effective registration statement under the 1933 Act and applicable state securities laws with respect thereto or (ii) an available exemption from, or in a transaction not subject to, the registration requirements of the 1933 Act as evidenced by an opinion of counsel satisfactory to the Borrower that such registration is not required. The certificates for the securities of Borrower or shares of Common Stock of Orgenesis Inc., as applicable, issuable upon conversion of the Outstanding Amount shall bear the following or similar legend (in addition to such other restrictive legends as are required or deemed advisable under any applicable law or any other agreement to which the Borrower is a party):

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATES. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE SOLD, DISTRIBUTED, OFFERED, PLEDGED, ENCUMBERED, ASSIGNED OR OTHERWISE TRANSFERRED EXCEPT AS PERMITTED UNDER THE SECURITIES ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION, AN AVAILABLE EXEMPTION THEREFROM, OR A TRANSACTION NOT SUBJECT TO THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR UNDER THE SECURITIES LAWS OF ANY STATES. UNLESS SOLD PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS.”

(g) The Lender consents to the Borrower making a notation on its records or giving instructions to any transfer agent of the securities of Borrower or shares of Common Stock of Orgenesis Inc. in order to implement the restrictions on transfer set forth and described herein.

7. Waiver; Non-Negotiable. The Borrower, for itself and each of its legal representatives, hereby waives presentment for payment, demand, right of setoff, notice of nonpayment, notice of dishonor, protest of any dishonor, notice of protest and protest of this Agreement, and all other notices in connection with the delivery, acceptance, performance, default or enforcement of the obligations under this Agreement. This Agreement is non-negotiable.

8. No Security Interest. At all times, the Outstanding Amount shall rank, and shall be deemed, senior to any and all indebtedness of the Borrower unless otherwise subordinated by the Lender in writing in the Lender’s sole and absolute discretion. The Borrower hereby agree, covenant and undertake not to permit any indebtedness, lien, encumbrance, mortgage or third party right of any kind to become senior to the Outstanding Amount other than any lien arising by operation of law and in the ordinary course of business.

9. Further Assurances. The Parties shall perform such further acts and execute such further documents as may reasonably be necessary to carry out and give full effect to the provisions of this Agreement.

10. Miscellaneous.

(a) Entire Agreement; Amendments. This Agreement constitutes the entire understanding of the Parties hereto with respect to the subject matter hereof and supersedes all prior written and oral understandings of such parties with regard thereto. This Agreement may be modified, amended, or any term hereof waived with the written consent of the Borrower and the Lender. Any amendment effected in accordance with this Section 10(a) shall be binding upon all Parties and their respective successors and assignees.

(b) Governing Law; Jurisdiction. This Agreement shall be governed by and construed according to the laws of the State of New York without regard to the conflict of laws provisions thereof. Any dispute arising under or in relation to this Agreement shall be resolved by arbitration administered by the American Arbitration Association with the International Arbitration Rules of the American Arbitration Association for the time being in force on the commencing date of the arbitration. The place of the arbitration is the New York City. The tribunal shall be composed of one arbitrator mutually acceptable to the Parties, or barring such acceptance, by the American Arbitration Association. The language of the arbitration shall be English.

(c) Notices. All notices and other communications required or permitted hereunder to be given to a Party to this Agreement shall be in writing and shall be telecopied or mailed by registered or certified mail, postage prepaid, or otherwise delivered by hand or by messenger. Any notice sent in accordance with this Agreement shall be effective (i) if mailed, seven (7) business days after mailing to the address set forth each Party’s signature below, (ii) if sent by messenger, upon delivery, and (iii) if sent via email, upon transmission and electronic confirmation of receipt or (if transmitted and received on a non-business day) on the first business day following transmission and electronic confirmation of receipt. Additionally, a copy of each notice sent or delivered to Borrower (which does not constitute a notice) shall be sent or delivered to Mark Cohen, Pearl Cohen Zedek Latzer LLP, Times Square Tower, 7 Times Square, 19th Floor, New York, NY 10036.

(d) Assignment; Waiver. This Agreement may not be assigned by the Borrower without the prior written consent of the Lender. The Lender may not assign this Agreement without the prior written consent of the Borrower. This Agreement shall be binding upon the successors, assigns and representatives of each Party. No delay or omission to exercise any right, power, or remedy accruing to any Party upon any breach or default under this Agreement, shall be deemed a waiver of any other breach or default theretofore or thereafter occurring. All remedies, either under this Agreement or by law or otherwise afforded to any of the Parties, shall be cumulative and not alternative.

(e) Severability. If any provision of this Agreement is held by a court of competent jurisdiction to be unenforceable under applicable law, then such provision shall be excluded from this Agreement and the remainder of this Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms; provided, however, that in such event this Agreement shall be interpreted so as to give effect, to the greatest extent consistent with and permitted by applicable law, to the meaning and intention of the excluded provision as determined by such court of competent jurisdiction.

(f) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

(g) No-Short. Lender acknowledges and agrees that Lender, including any of its affiliates, has never engaged in any short-selling, arbitrage, derivative or hedging transaction with the respect to the Common Stock of Orgenesis Inc. Lender further agrees it shall not engage in any short-selling, arbitrage, derivative or hedging transaction with the respect to the Common Stock of Orgenesis Inc. while this Agreement is outstanding.

(h) If any provision of this Agreement is held by a court of competent jurisdiction to be unenforceable under applicable law, then such provision shall be excluded from this Agreement and the remainder of this Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms; provided, however, that in such event this Agreement shall be interpreted so as to give effect, to the greatest extent consistent with and permitted by applicable law, to the meaning and intention of the excluded provision as determined by such court of competent jurisdiction.

(i)	Borrower bank account wire instructions:

Account Name: Koligo Therapeutics Inc.

Account number: 619955930

ABA Routing: 021000021

Swift Code: CHASUS33

Bank: JPMorgan Chase

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the Parties have executed this Loan Agreement as of the date first above written.

LENDER

SAI TRADERS

By:
Name:	Nithya Rajendiran

Address:

3rd Floor, ALTIUS, 1,

OLYMPIA TECHNOLOGY

PARK, Guindy, SIDCO

Industrial Estate, Chennai,

Tamil Nadu 600032

THE BORROWER

KOLIGO THERAPEUTICS INC.

By:
Name:	Vered Caplan
Title:	Chief Executive
Officer Address:

[Signature page to the Convertible Loan Agreement between Koligo Therapeutics Inc. and Lender]